Deer Consumer Products, Inc. Reports Record First Quarter 2010 Results: 248% Revenue Growth, 515% Net Income Growth, 16.9% Net Income Margin, EPS $0.12, Strong Earnings Growth Momentum Continues in 2010.

NEW YORK, May 10 /PRNewswire-FirstCall/ —
•	Revenues of $23.9 million, an increase of 248% from Q1/09
•	Net income of $4.04 million, an increase of 515% from Q1/09
•	Fully diluted EPS (Earnings per Share) of $0.12, an increase of 300% from EPS $0.03 in Q1/09
•	Strong balance sheet: $75.3 million in cash (approximately $2.31 per common share in cash) without any long term debts or bank borrowing
•	High margin China domestic sales increased 1305% to 27% of revenue in Q1/2010
•	Expanded gross profit margin to 28.8%, compared to 24.2% in Q1/09
•	Expanded operating margin to 20%, compared to 16% in Q1/09
•	Expanded net income margin to 16.9%, compared to 9.6% in Q1/09
•	Anticipates the high margin China domestic sales to exceed 40% of revenues in 2010, compared to 17.6% in 2009
•	Sees record earnings growth momentum to continue in 2010
•	Sees positive impact to earnings from China’s current macro economic environment

Deer Consumer Products, Inc. (Nasdaq: DEER; website: www.deerinc.com), one of the world’s largest vertically integrated designers and ODM/OEM manufacturers of home and kitchen electronics marketing to both global and China domestic consumers, announced today record financial results for the quarter ended March 31, 2010. Deer’s senior management will host an investor conference call today at 8:30 am Eastern Daylight Time to discuss first quarter results.

Financial Summary for Q1/2010 versus Q1/2009:

	Q1 2010	Q1 2009	YoY% Change
Revenue	$23,902,457	$6,872,216	248%
China Sales	$6,394,880	$455,211	1,305%
China sales % of revenue	26.8%	6.6%	—
International Sales	$17,507,577	$6,417,005	173%
International sales % of revenue	73.3%	93.4%	—
Gross Profit	$6,877,848	$1,659,512	314%
Gross Margin	28.8%	24.2%	—
Income from Operations	$4,774,818	$1,104,589	332%
Operating Margin	20.0%	16.1%	—
Income Tax Rate	15.7%	28.5%	—
Net Income	$4,037,023	$656,874	515%
Net Margin	16.9%	9.6%	—
Diluted EPS	$0.12	$0.03	300%

Record First Quarter Revenues

Revenues for the first quarter of 2010 were $23.9 million, an increase of approximately 248% from $6.87 million in first quarter 2009. Deer attributes the significant revenue increase to stronger than expected revenue growth in the high margin China domestic market which grew 1,305% year over year.  Deer continues to experience strong organic growth rate in all its global markets.

Record First Quarter Net Income

Net income for the first quarter of 2010 was approximately $4.04 million, an increase of approximately 515% from first quarter 2009. Fully diluted EPS was $0.12 compared to $0.03 in 2009.

Anticipates Rapid Earnings Growth Momentum to Continue in 2010

Deer is currently experiencing robust product sales across all product lines in the current second quarter. The Company anticipates continued China domestic and global market expansion for the rest of 2010. Deer previously provided 2010 revenue guidance of $155 million, an increase of 91% from 2009, as well as net income guidance of $24 million, an increase of 94% from 2009.  Deer is confident in its abilities to achieve and exceed these previous sales and earnings targets.

Strategically Well Positioned as a Direct Access to the Vast Chinese Consumer Markets

China has the world’s fastest growing small household appliance market, however, not a single global brand in the industry has any meaningful sales presence in China. Deer’s fully integrated model of aligning a strong cash position, product design, internal low cost manufacturing and quality control, supply chain management and direct access to end user customers has positioned Deer as a strategic platform for accessing the Chinese consumers.

Management Comments on First Quarter 2010 Financial Results

Bill He, Deer’s Chairman and Chief Executive Officer, commented: “Deer management continued its relentless focus on execution and sales expansion in the first quarter. We are pleased with our significant organic revenue and margin expansion. Deer has a strong cash position and has no exposure to the credit markets. Our integrated “production to market” model has made Deer one of the most profitable companies in terms of net income margins in the small household appliance industry in the world.”

Management Comments on Positive 2010 Outlook

Mr. He continued: “For the rest of 2010, Deer anticipates significant growth from domestic product sales as well as global sales expansion. Chinese consumers’ demand for modern lifestyle products, including convenient small household appliances, has been growing in double digits as a result of China’s economic expansion. We see our market presence continuing to expand and our rapid earnings growth to continue in 2010. We look forward to delivering strong results in the coming quarters in 2010.”

Investor Conference Call Instructions

Deer management will host an earnings conference call today to discuss its financial results for the quarter ended March 31, 2010.

Date and time: 8:30 am U.S. Eastern Daylight Time, May 10, 2010
U.S. toll free number: 1-800-688-0796
International direct dial-in: +1 617-614-4070
Conference passcode: 64286251

About Deer Consumer Products, Inc.

Deer Consumer Products, Inc. (Nasdaq: DEER; website: www.deerinc.com) is a NASDAQ Global Select Market listed U.S. registered public company headquartered in China. Deer has a 15-year operating business as well as a strong balance sheet. Supported by more than 103 patents, trademarks, copyrights and approximately 2,000 company-trained seasonal and full time staff, Deer is a leading designer, ODM/OEM manufacturer and global marketer of quality small home and kitchen electric appliances. Deer’s product lines include blenders, juicers, soy milk makers and a large variety of other home appliances designed to make today’s lifestyles simpler and healthier. With more than 100 global clients/branded products such as Black & Decker, Ariete, Disney, Toastmaster, Magic Bullet, Back to Basics and Wal-Mart, and rapidly expanding China domestic market footprint, Deer has enjoyed rapid sales and earnings growth in recent years.

Safe Harbor Statement

All statements in this press release that are not historical are forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. There can be no assurance that actual results will not differ from the company’s expectations. You are cautioned not to place undue reliance on any forward-looking statements in this press release as they reflect Deer’s current expectations with respect to future events and are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated. Potential risks and uncertainties include, but are not limited to, the risks described in Deer's filings with the Securities and Exchange Commission.

Contact Information:

Corporate Contact:
Mrs. Yongmei Wang
Deer Consumer Products, Inc.
Tel: 011-86-755-86028285
Email: investors@deerinc.com

Source: Deer Consumer Products, Inc.

DEER CONSUMER PRODUCTS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2010	2009
	(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$75,305,378	$79,333,729
Restricted cash	162,057	35,701
Accounts receivable, net	19,628,162	17,070,781
Advances to suppliers	4,158,482	3,299,107
Other receivables	213,624	213,487
Inventories	21,206,828	18,061,282
Other current assets	51,922	12,500
Total current assets	120,726,453	118,026,587

PROPERTY AND EQUIPMENT, net	11,140,018	11,325,999
CONSTRUCTION IN PROGRESS	5,717,420	3,724,337
INTANGIBLE ASSETS, net	769,343	394,684
OTHER ASSETS	15,169	20,073
TOTAL ASSETS	$138,368,403	$133,491,680

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$14,471,976	$13,055,110
Other payables	1,287,600	1,061,460
Unearned revenue	967,044	1,719,761
Accrued payroll	871,474	1,148,663
Notes payable	6,433,067	6,212,911
Tax and welfare payable	1,070,063	862,332
Total current liabilities	25,101,224	24,060,237

STOCKHOLDERS' EQUITY:
Common Stock, $0.001 par value; 75,000,000 shares authorized; 32,631,748 and 32,631,748 shares issued and oustanding as of March 31, 2010 and December 31, 2009, respectively	32,632	32,632
Additional paid-in capital	90,875,009	91,111,661
Development funds	1,399,818	1,185,859
Statutory reserve	2,799,636	2,371,718
Other comprehensive income	2,370,581	2,335,216
Retained earnings	15,789,503	12,394,357
Total stockholders' equity	113,267,179	109,431,443
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$138,368,403	$133,491,680

DEER CONSUMER PRODUCTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME

	Three Months Ended March 31,
	2010	2009
	(unaudited)	(unaudited)

Revenue	$23,902,457	$6,872,216

Cost of Revenue	17,024,609	5,212,704

Gross profit	6,877,848	1,659,512

Operating expenses
Selling expenses	1,427,964	183,342
General and administrative expenses	675,066	371,581
Total operating expenses	2,103,030	554,923

Income from operations	4,774,818	1,104,589

Non-operating income (expense):
Interest expense and financing costs	(29,706)	(114,831)
Interest income	91,921	1,619
Other expense	(14,601)	(1,881)
Foreign exchange loss	(33,134)	(70,506)

Total non-operating income (expense)	14,480	(185,599)

Income before income tax	4,789,298	918,990

Income tax	752,275	262,116

Net income	4,037,023	656,874

Other comprehensive income
Foreign currency translation gain (loss)	35,365	(20,332)

Comprehensive Income	$4,072,388	$636,542

Weighted average shares outstanding :
Basic	32,631,748	19,998,956
Diluted	33,767,212	20,010,034

Earnings per share:
Basic	$0.12	$0.03
Diluted	$0.12	$0.03

DEER CONSUMER PRODUCTS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
	2010	2009
	(unaudited)	(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$4,037,023	$656,874
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation	353,963	349,492
Amortization	4,762	2,357
Stock based compensation	83,348	-
(Increase) / decrease in assets:
Accounts receivable	(2,556,509)	(573,464)
Other receivables	(137)	252,241
Inventories	(3,144,474)	1,936,703
Advances to suppliers	(859,081)	(37,484)
Other assets	(34,520)	10,392
Increase / (decrease) in current liabilities:
Accounts payable	1,416,382	(2,273,406)
Unearned revenue	(752,461)	(1,541,804)
Other payables	274,644	(183,644)
Accrued payroll	(277,095)	18,724
Tax and welfare payable	207,661	450,715

Net cash used in operating activities	(1,246,494)	(932,304)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	(168,091)	-
Acquisition of intangible assets	(379,293)	-
Construction in process	(1,992,404)	(590,067)
Changes in restricted cash	(126,313)	54,723
Sale of short-term investments	-	29,302

Net cash used in investing activities	(2,666,101)	(506,042)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of notes payable	220,081	1,418,859
Proceeds from sale of common stock	-	625,500
Offering costs paid	(320,000)	(84,515)
Payment on short term loans	-	(764,550)

Net cash provided by (used in) financing activities	(99,919)	1,195,294

Effect of exchange rate changes on cash and cash equivalents	(15,837)	(3,737)

NET INCREASE IN CASH & CASH EQUIVALENTS	(4,028,351)	(246,789)

CASH & CASH EQUIVALENTS, BEGINNING BALANCE	79,333,729	2,782,026

CASH & CASH EQUIVALENTS, ENDING BALANCE	$75,305,378	$2,535,237

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$-	$57,370
Income taxes paid	$489,784	$-